Exhibit 11(b)

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

December 22, 2017

Third Avenue Trust
622 Third Avenue
New York, New York, 10017

Re:	Third Avenue Trust —
Registration Statement on Form N-14

Ladies and Gentlemen:

We have acted as special counsel to Third Avenue Trust, a Delaware statutory trust (the “Trust”), in connection with the registration statement on Form N-14 of the Trust, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof (such registration statement, as may be amended, being hereinafter referred to as the “Registration Statement”). The Registration Statement relates to the issuance of Institutional Class shares and Investor Class shares of beneficial interest (the “Shares”) of Third Avenue Value Fund (the “Acquiring Fund”), a series of the Trust, in connection with the reorganization of Third Avenue International Value Fund (the “Target Fund”), a series of the Trust, with and into the Acquiring Fund (the “Reorganization”), pursuant to an Agreement and Plan of Reorganization to be entered into by and between the Trust, on behalf of the Acquiring Fund, and the Trust, on behalf of the Target Fund (the “Reorganization Agreement”).

This opinion is being furnished in accordance with the requirements of Item 16 of the Form N-14 Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”).

Third Avenue Trust
December 22, 2017

In connection with this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of:

(i)            the Registration Statement;

(ii)           an executed copy of a certificate of W. James Hall III, Secretary of the Trust, dated the date hereof (the “Secretary’s Certificate”);

(iii)          a copy of the Trust’s Certificate of Trust, dated October 29, 1996, and a Certificate of Amendment to the Certificate of Trust, dated February 28, 2008, each certified by the Secretary of State of the State of Delaware as of September 19, 2017 and certified pursuant to the Secretary’s Certificate  (collectively, the “Certificate of Trust”);

(iv)       a copy of the Trust’s Trust Instrument, dated October 31, 1996 (the “Trust Instrument”), certified pursuant to the Secretary’s Certificate;

(v)          a copy of the Trust’s By-Laws, as amended and currently in effect (the “By-Laws” and together with the Certificate of Trust and the Trust Instrument, the “Governing Documents”), certified pursuant to the Secretary’s Certificate;

(vi)          a copy of a form of the Reorganization Agreement, certified pursuant to the Secretary’s Certificate;

(vii)      a copy of certain resolutions of the Board of Trustees of the Trust adopted on September 25, 2017, certified pursuant to the Secretary’s Certificate; and

(viii)       a copy of a certificate, dated the date hereof, from the Secretary of State of the State of Delaware as to the Trust’s existence and good standing in the State of Delaware.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Trust and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Trust, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Trust and others and of public officials, including the facts and conclusions set forth in the Secretary's Certificate and the factual representations and warranties set forth in the Reorganization Agreement.

Third Avenue Trust
December 22, 2017

We do not express any opinion with respect to the laws of any jurisdiction other than the Delaware Statutory Trust Act.

In addition, in rendering the opinion stated herein, we have further assumed that:

(a)         the Governing Documents are in full force and effect and have not been amended;

(b)        the Governing Documents are the only instruments or agreements creating the Trust and providing for the governance of the affairs of the Trust and the conduct of its business, and we do not express any opinion with respect to the effect of any other instrument or agreement as to the affairs of the Trust and the conduct of its business;

(c)     neither the execution and delivery by the Trust on behalf of the Acquiring Fund of the Reorganization Agreement nor the performance by the Trust on behalf of the Acquiring Fund of its obligations under the Reorganization Agreement, including the issuance of the Shares: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Trust (on behalf of the Acquiring Fund or otherwise) or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Trust (on behalf of the Acquiring Fund or otherwise) or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Trust (on behalf of the Acquiring Fund or otherwise) or its property is subject;

(d)     neither the execution and delivery by the Trust on behalf of the Acquiring Fund of the Reorganization Agreement nor the enforceability of the Reorganization Agreement against the Trust on behalf of the Acquiring Fund requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction;

(e)         any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time;

(f)          the Reorganization Agreement will be executed and delivered in the form that we have reviewed; and

(g)       the payment of consideration in respect of the Shares, and the application of such consideration, as provided in the Governing Documents and the Reorganization Agreement, as applicable, the satisfaction of all conditions precedent to the issuance of Shares pursuant to the Reorganization Agreement, and compliance with all other terms, conditions and restrictions set forth in the Reorganization Agreement and the Governing Documents, as applicable, in connection with the issuance of Shares have occurred.

Third Avenue Trust
December 22, 2017

Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the Reorganization Agreement and the transactions contemplated therein have been approved by shareholders of the Target Fund (the “Target Fund Shareholders”) in accordance with the Governing Documents and the Delaware Statutory Trust Act; (iii) the conditions to the consummation of the Reorganization as provided for in the Reorganization Agreement have been satisfied or, if permitted under applicable law, waived in writing; (iv) the Reorganization has been consummated and become effective in accordance with the terms of the Reorganization Agreement; and (v) the Shares have been (A) duly issued and delivered to the Target Fund for distribution to Target Fund Shareholders, in exchange for the Acquiring Fund’s acquisition of all of the Target Fund’s assets and assumption of substantially all of the Target Fund’s liabilities, in accordance with the terms of the Reorganization Agreement, and (B) entered into the share record books of the Acquiring Fund, the issuance of the Shares will have been duly authorized by all requisite statutory trust action on the part of the Acquiring Fund under the Delaware Statutory Trust Act, and the Shares will be validly issued and fully paid and, under the Delaware Statutory Trust Act, neither the Target Fund nor the Target Fund Shareholders to whom the Target Fund delivers Shares in accordance with the terms of the Reorganization Agreement will have any obligation to make further payments for the Shares or contributions to the Acquiring Fund solely by reason of their ownership of the Shares (except for their obligation to repay any funds wrongfully distributed to them).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very Truly Yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP